EXHIBIT 5.1


                             [COMPANY'S LETTERHEAD]



                                February 13, 2002




The 3DO Company
100 Cardinal Way
Redwood City, CA 94063

          Re:  The 3DO Company (the "Company") / Registration  Statement on Form
               S-3

Gentlemen:

         In connection with the preparation and filing of a Form S-3 Registration Statement and its amendment with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the sale by certain selling stockholders (the "Selling Stockholders") of 19,540,418 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of which (i) 16,150,191 shares (the "Conversion Shares") are issuable upon the conversion of or in lieu of cash dividends on the series A redeemable convertible preferred stock of the Company and (ii) 3,390,227 shares (the "Warrant Shares") are issuable upon the exercise of outstanding warrants (the "Warrants"), I have examined the originals or copies of corporate records, certificates of public officials and officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as I have deemed relevant and necessary for the opinion hereinafter expressed.

         On the basis of the foregoing, I am of the opinion (i) the Conversion Shares to be offered and sold by the Selling Stockholders have been duly authorized, and when converted into Common Stock in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company, will be legally issued, fully paid and non-assessable and (ii) the Warrant Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable.

         I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including the prospectuses constituting a part thereof and any amendment thereto.

                                                        Sincerely,




                                                        /s/ James Alan Cook
                                                        Executive Vice President
                                                        And General Counsel